 Exhibit 10.18

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this "Agreement"), is made and entered as of December 29, 2020, by and among Alset International Limited, a limited company formed in the Republic of Singapore (the "Service Provider") and LiquidValue Development Inc., a Nevada corporation (the "Company").

WHEREAS, the Company desires to retain the Service Provider to provide certain consulting services upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations; and

WHEREAS, the Company has agreed to compensate the Service Provider for certain services previously provided.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Appointment. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Company, as described in Section 3(a) hereof. For purposes of this Agreement, an "Affiliate" of any specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2. Term. The term of this Agreement (the "Term") shall be for an initial term expiring on December 31, 2021; provided, however, that this Agreement and the Company's engagement of the Service Provider hereunder may be terminated at any time following the date hereof by either the Company or the Service Provider on Thirty (30) days’ notice.

3. Duties of the Service Provider.

(a) Services. The Service Provider or any of its Affiliates shall provide the Company with such services related to the development of the Black Oak and Ballenger Run real estate projects near Houston, Texas and in Frederick, Maryland, respectively, as the board of directors of the Company (the "Board") may reasonably request from time to time, including but not limited to advice regarding planning for the construction, maintenance, sale, expansion, reorganization and finance of such projects, and the development of future real estate and related projects in the United States (collectively, the "Services"). The Company shall use the Services of the Service Provider or any of its Affiliates and the Service Provider shall make itself or any of its Affiliates available for the performance of the Services upon reasonable notice. The Service Provider or any of its Affiliates, as applicable, shall perform the Services at the times and places reasonably requested by the Board to meet the needs and requirements of the Company, taking into account other engagements that the Service Provider and its Affiliates may have.

(b) Exclusions from Services. Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Services":

(i) accounting services rendered to the Company or the Service Provider by an independent accounting firm or accountant who is not an employee of the Service Provider;

(ii) legal services rendered to the Company or the Service Provider by an independent law firm or attorney who is not an employee of the Service Provider; and

(iii) actuarial services rendered to the Company or the Service Provider by an independent actuarial firm or actuary who is not an employee of the Service Provider.

4. Compensation and Reimbursement for Services. As consideration payable to the Service Provider or any of its Affiliates for providing the Services to the Company, the Company shall pay to the Service Provider (i) a one-time fee in the amount of Three Hundred and Sixty Thousand U.S. Dollars ($360,000) for services rendered during the year ended December 31, 2020; and (ii) a fee in an amount equal to Thirty Thousand U.S. Dollars ($30,000) per month, or a pro rata portion of such fee for any part of a month during which services may be provided, to be paid on the last day of each month starting on January 31, 2021.

5. Disclaimer; Limitation of Liability.

(a) Disclaimer. The Service Provider makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.

(b) Limitation of Liability. Neither the Service Provider nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives, and Affiliates (each a "Related Party" and, collectively, the "Related Parties") shall be liable to the Company or any of its Affiliates for any loss, liability, damage, or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage, or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive, or consequential damages, including, without limitation, loss of profits or lost business, even if Service Provider has been advised of the possibility of such damages. Under no circumstances will the liability of Service Provider and Related Parties exceed, in the aggregate, the fees actually paid to Service Provider hereunder.

6. Indemnification. The Company shall indemnify and hold harmless the Service Provider and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost, or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Service Provider and any Related Party or controlling persons (if any), as the case may be, of the Service Provider and any such Affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Service Provider, any such Affiliate, and any such Related Party or other person. The provisions of this Section 6 shall survive the termination of this Agreement.

7. Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Service Provider or any of its Related Parties, including without limitation in any of their respective capacities as stockholder or directors of the Company.

8. Permissible Activities. Nothing herein shall in any way preclude the Service Provider or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company and any of its Affiliates.

9. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).

If to the Company:	LiquidValue Development Inc. 4800 Montgomery Lane, Suite 210 Bethesda, MD 20814 e-mail: Ronald@alsetinternational.com Attention: Rongguo Wei

If to the Service Provider:	Alset International Limited 7 Temasek Boulevard #29-01B Suntec Tower One Singapore 038987 e-mail: Alan@alsetinternational.com Attention: Lui Wai Leung Alan
10. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto. Any attempted transfer or assignment in violation of this Section 11 shall be void.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Maryland. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the services contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Maryland in each case located in the city of Bethesda and County of Montgomery, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

17. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the services contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

19. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
LIQUIDVALUE DEVELOPMENT INC.
By: /s/ Ronald Wei Name: Ronald Wei Title: Co-Chief Financial Officer
ALSET INTERNATIONAL LIMITED
By: /s/ Lui Wai Leung Alan Name: Lui Wai Leung Alan Title: Executive Director and CFO

5